Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                  39-0622040
     (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)


        10801 Corporate Drive
   Pleasant Prairie, Wisconsin                             53158-1603
  (Address of principal executive offices)                 (Zip Code)

                    Snap-on Incorporated 401(k) Savings Plan
       Snap-on Incorporated 401(k) Personal Savings Plan for Subsidiaries
         Snap-on Tools Corporation Personal Savings Plan for Collective
                                Bargained Groups
                            (Full title of the plans)
                           --------------------------

                                 S. F. Marrinan
                   Vice President, Secretary & General Counsel
                               2801 - 80th Street
                          Kenosha, Wisconsin 53141-1410
                                 (414) 656-5200
       (Name, address and telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities           Amount             Proposed Maximum             Proposed Maximum           Amount of
to be Registered         to be Registered     Offering Price Per Share    Aggregate Offering Price   Registration Fee
----------------         ----------------     ------------------------    ------------------------   ----------------

  Common Stock,              297,000                 $29.88 (1)                 $8,874,360(1)           $ 2,121
  $1 par value shares

  Preferred Stock            198,000                     (2)                            (2)                  (2)
  Purchase Rights

  (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on June 27, 2002.

   (2) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                        ---------------------------------

       Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statements on Form S-8, Registration Nos. 33-57898 and 333-21277.

       In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents filed with the Commission by Snap-on Incorporated (the "Company") or by the Snap-on Incorporated 401(k) Savings Plan, Snap-on Incorporated 401(k) Personal Savings Plan for Subsidiaries, and the Snap-on Tools Corporation Personal Savings Plan for Collective Bargained Groups (collectively, the "Plans") are hereby incorporated herein by reference:

       1. The Company's Annual Report on Form 10-K for the year ended December 29, 2001, which includes certified financial statements of the Company as of and for the year ended December 29, 2001.

       2. The Plans' Annual Report on Form 11-K for the year ended December 29, 2001, which includes certified financial statements of the Plans as of and for the year ended December 29, 2001.

       3. All other reports filed since December 29, 2001 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

       4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

       5. The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

       Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

       The Company has entered into Indemnification Agreements with its directors and certain officers. The Indemnification Agreements provide generally that the Company must promptly advance directors and certain officers all reasonable costs of defending against certain litigation upon request, and must indemnify such director or officer against liabilities incurred in connection with such litigation to the extent that such director or officer is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director or officer acted in good faith. However, no indemnification will be made under the Agreement if the director or officer is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

       The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits.

       The exhibits filed herewith or incorporated herein by reference are set forth on the attached Exhibit Index.

       The undersigned Registrant has submitted the Plans to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

       *(a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

       424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       *(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------
* Paragraph references correspond to those of Item 512 of Regulation S-K.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on July 1, 2002.

                                           SNAP-ON INCORPORATED

                                           By:  /s/ D. F. Elliott
                                              ----------------------------------

                                           D. F. Elliott
                                           Chairman of the Board, President
                                           and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of July 1, 2002 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Michael F. Montemurro and Susan F. Marrinan, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                            Title                           Date
   ---------                            -----                           ----

/s/ D. F. Elliott             Chairman of the Board, President     July 1, 2002
-------------------------     and Chief Executive Officer
Dale F. Elliott               (Principal Executive Officer)


/s/ B. A. Metzger             Vice President and Controller        July 1, 2002
-------------------------     (Principal Financial Officer and
Blaine A. Metzger             Principal Accounting Officer)


/s/ B. S. Chelberg            Director                             July 1, 2002
-------------------------
Bruce S. Chelberg

   Signature                            Title                           Date
   ---------                            -----                           ----

/s/ R. J. Decyk               Director                             July 1, 2002
-------------------------
Roxanne J. Decyk


/s/ L. A. Hadley              Director                             July 1, 2002
-------------------------
Leonard A. Hadley


/s/ A. L. Kelly               Director                             July 1, 2002
-------------------------
Arthur L. Kelly



/s/ J. D. Michaels            Director                             July 1, 2002
-------------------------
Jack D. Michaels

/s/ L. Nyberg                 Director                             July 1, 2002
-------------------------
Lars Nyberg


/s/ F. S. Ptak                Director                             July 1, 2002
-------------------------
Frank S. Ptak


/s/ E. H. Rensi               Director                             July 1, 2002
-------------------------
Edward H. Rensi


/s/ R. F. Teerlink            Director                             July 1, 2002
-------------------------
Richard F. Teerlink

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this Registration Statement on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on July 1, 2002.

                                     Snap-on 401(k) Savings Plan
                                     Snap-on Incorporated 401(k) Personal
                                       Savings Plan for Subsidiaries
                                     Snap-on Tools Corporation Personal Savings
                                       Plan for Collective Bargained Groups


                                     By:  /s/ Paul C. Prickett
                                         ------------------------------------
                                         Paul C. Prickett, as Plan Administrator

                                  EXHIBIT INDEX

  Exhibit No.     Exhibit

    (4.1) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1998, File No. 1-7724).

    (4.2) Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1996, File No. 1-7724).

    (4.3) Rights Agreement dated as of August 22, 1997 between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Company's Report on Form 8-K dated August 22, 1997, File No. 1-7724).

    (4.4) Amendment No. 1 to the Rights Agreement, dated as of September 24, 2001, between Snap-on Incorporated and Equiserve Trust Company, N.A. (successor to First Chicago Trust Company of
                  New York), as Rights Agent, (incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A dated September 25, 2001, File No. 1-7724).

    (5)           Opinion of Susan F. Marrinan, Esq.

    (23.1) Consent of Susan F. Marrinan, Esq. (contained in Exhibit 5 hereto)

    (23.2)        Consent of Arthur Andersen LLP (not included)*

    (24) Power of Attorney (included in the signature page to the Registration Statement).


* After reasonable efforts, we have been unable to obtain the written consent of Arthur Andersen LLP. Therefore, pursuant to the relief afforded to us by the SEC under Rule 437a of the Securities Act, we are filing this registration statement without a written consent from Arthur Andersen LLP.